UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 4, 2011 (April 28, 2011)

FIFTH SEASON INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53141	26-0855681
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

C-22, Shimao Plaza, 9 Fuhong Lu
Futian District, Shenzhen 518033
People’s Republic of China
(Address of principal executive offices)

(86) 755 83 67 9378
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01     Change in Registrant’s Certifying Accountant

Engagement of Independent Registered Public Accounting Firm

On March 1, 2011, Fifth Season International, Inc. (the “Company”), reported the resignation of Friedman LLP as the Company’s independent auditor, effective immediately, in anticipation of the Company’s planned acquisition of The Fifth Season (Hong Kong) International Group Limited, a Hong Kong company (“Fifth Season HK”), the Company's wholly-owned subsidiary.

On April 28, 2011, the Board of Directors of the Company appointed Marcum Bernstein & Pinchuk LLP (“MarcumBP”) as the Company’s independent auditor.

Bernstein & Pinchuk LLP (“B&P”) audited the consolidated balance sheets of Fifth Season HK and its subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010. B&P entered into a joint venture agreement with Marcum LLP and formed MarcumBP in a transaction pursuant to which, B&P merged its China operations into MarcumBP, and certain of the professional staff of B&P joined MarcumBP as employees of MarcumBP.

During the years ended December 31, 2010 and 2009 and through April 28, 2011, neither the Company nor anyone acting on its behalf consulted MarcumBP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that MarcumBP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2011	FIFTH SEASON INTERNATIONAL, INC.

By: /s/ Shaoping Lu
Shaoping Lu
Chief Executive Officer